Exhibit 24

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Jessica Jablon, Heather
DeGregorio, Marisa Iasenza and Todd Suko, signing singly, the undersigneds true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in
the undersigneds capacity as an officer of Harman
International Industries, Incorporated (the
Company), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of July, 2015.

/s/ Phillip Eyler
(signature)
	Phillip Eyler
Print Name


STATE OF Connecticut )
          ) ss.:
COUNTY OF Fairfield  )

On the 24th day of July, in the year 2015, before me, the undersigned, a Notary Public in and for said state, personally appeared Phillip Eyler, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Norise Perez
Norise Perez
Notary Public  Connecticut
My Commission Expires
February 28, 2016

ity, and
that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Norise Perez
Norise Perez